UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 20, 2010
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33706	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9801 Anderson Mill Road, Suite 230, Austin, Texas	78750
(Address of principal executive offices)	(Zip Code)

(512) 828-6980
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 8 - OTHER EVENTS

Item 8.01        Other Events

On January 20, 2010, Uranium Energy Corp. (the "Company") announced that the Texas Commission on Environmental Quality (the "TCEQ") has granted a Radioactive Materials License (RML) for the Company's Palangana ISR Uranium Project located in Duval County, Texas. Prior to Palangana, the last RML granted by TCEQ was in 2002 to Mẽstena Uranium for their operation in Brooks County, Texas. The Palangana project has now obtained all the permits needed to proceed with development and has fully and successfully completed the state permitting process at all levels.

The Company completed the acquisition of the Palangana project through its acquisition of the South Texas Mining Venture, L.L.P. on December 18, 2009. Presently, the Company's technical team is studying the substantial historical information about the project before initiating a 215-hole drilling program with several rigs onsite. Concurrently, the Company has also engaged SRK Consulting for technical assistance to develop a current NI 43-101 Technical Report for the Palangana project which is expected to be completed by mid February 2010.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01        Financial Statements and Exhibits.
Exhibit	Description
99.1	News release dated January 20, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
URANIUM ENERGY CORP.
Date: January 20, 2010.	By: "Amir Adnani" Name: Amir Adnani Title: President, Chief Executive Officer and a director

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